UMB Financial Corporation

News Release

1010 Grand Boulevard Kansas City, MO 64106 816.860.7000 umb.com

//FOR IMMEDIATE RELEASE// Contact: Mandie Nelson, 816.860.5088 Investor Relations Contact: Abby Mayer, 816.860.1685

UMB Financial Corporation Reports Second Quarter 2009 Earnings Per Share of $0.47

Selected financial highlights:

·	Average loan balances increased $295.3 million, or 7.1 percent, to $4.4 billion

·	Nonperforming loans of 0.33 percent of loans

·	Average total deposits increased 21.0 percent

·	Net interest income increased 12.4 percent

·	Tier 1 capital ratio remains strong at 13.4 percent

Kansas City, Mo. (July 21, 2009) – UMB Financial Corporation (NASDAQ: UMBF), a financial services holding company, announced earnings for the three months ended June 30, 2009 of $19.0 million or $0.47 per share ($0.47 diluted). This is a decrease of $4.7 million, or 19.8 percent, compared to second quarter 2008 earnings of $23.7 million or $0.58 per share ($0.58 diluted). This decrease is the result of an increase in regulatory fees of $4.6 million after-tax. These regulatory fees include the Federal Deposit Insurance Corporation (FDIC) special assessment, the increase in routine quarterly FDIC assessments and the expenses related to the Transaction Account Guarantee Program (TAGP).

Earnings for the six months ended June 30, 2009 were $41.6 million or $1.03 per share ($1.02 diluted). This is a decrease of $14.5 million, or 25.8 percent, compared to the prior year earnings of $56.1 million or $1.37 per share ($1.36 diluted). Excluding the Visa-related transactions in the first quarter of 2008, net income for the first six months of 2009 decreased $6.2 million, or 13.0 percent, compared to the same period in 2008. The previously mentioned regulatory fees were $5.3 million after tax, which represents the majority of the remaining decrease. A table reconciling GAAP net income for the Visa-related transactions is included with this release.

“The majority of the change to our earnings this quarter compared to the second quarter of 2008 is the regulatory fees levied on insured banks,” commented Mariner Kemper, Chairman and CEO of UMB Financial Corporation. “These fees, including a higher FDIC base assessment and an additional special assessment, represent 86 percent of the decline in net income year-over-year. It’s unfortunate that banks like UMB that did not contribute to the financial crisis must share in this burden, but we understand our responsibility to the industry. We remain focused on factors we can control: investing in our fee businesses, maximizing efficiencies, growing loans and deposits, managing our capital base and delivering the unparalleled customer experience.”

Net Interest Income and Margin

Net interest income for the second quarter of 2009 increased $8.2 million, or 12.4 percent, compared to the same period in 2008 due primarily to a higher volume of average earning assets. Average earning assets increased by $1.6 billion, or 21.6 percent, compared to the second quarter of 2008. This increase was due to a $295.3 million, or 7.1 percent, increase in average loans and a $996.7 million, or 31.6 percent, increase in total securities, including trading securities. Net interest margin decreased 29 basis points to 3.42 percent for the three months ended June 30, 2009 compared to the same quarter in 2008. The net interest margin decrease was a result of a 25 basis point reduction in the benefit of interest-free funds over the second quarter of 2008.

Noninterest Income and Expense

Noninterest income decreased $1.7 million, or 2.1 percent, for the three months ended June 30, 2009 compared to the same period in 2008. Trust and securities processing income decreased $4.5 million, or 13.6 percent, for the three months ended June 30, 2009 compared to the same period in 2008. This decrease was primarily due to a $2.4 million, or 24.4 percent, decrease in fee income from the Scout Funds and a $1.0 million, or 7.8 percent, decrease in fund administration and custody services. Trading and investment banking income increased $2.6 million, or 41.4 percent, primarily due to increased fixed income trading volume.

Non-interest expense increased $12.5 million, or 11.8 percent, for the three months ended June 30, 2009 compared to the same period in 2008. Salary expense increased by $4.5 million, or 8.2 percent, mostly due to higher employee base salaries, higher commissions and bonuses and higher cost of benefits. Equipment expense decreased by $1.2 million, or 9.0 percent, due to lower depreciation expense and amortization expense of equipment and software. Regulatory fees increased $7.2 million, or 998.3 percent, primarily due to increased deposit insurance assessments from the FDIC.

“Revenue diversity is a key strength for UMB, as demonstrated through our near even split between fee income and net interest income in the second quarter 2009. During the quarter, we made three acquisitions that generate fee income: J.D. Clark & Company, an alternative investments service provider with $18 billion in assets under administration; TrendStar, an investment advisor based in Kansas City; and Harris Bank’s Indiana corporate trust portfolio,” said Peter deSilva, President and Chief Operating Officer. “We’re pleased to be building out these important lines of business for the company. Throughout the quarter, we added key sales associates in Asset Management, Brokerage and Commercial Lending. These additions are expected to contribute to our growth in future quarters. We remain opportunistic as it relates to acquiring talent despite the challenging environment.”

Balance Sheet

Average total assets for the three months ended June 30, 2009 were $10.0 billion compared to $8.6 billion for the same period in 2008, an increase of $1.4 billion, or 17.0 percent. Average earning assets increased by $1.6 billion for the period, or 21.6 percent.

Actual loan balances on June 30, 2009 were $4.3 billion, compared to $4.1 billion on June 30, 2008. Real estate loans increased $317.3 million, or 23.1 percent, due to increases in commercial real estate and home equity loans. Consumer loans decreased $183.0 million, or 27.7 percent, due to the continued reduction in indirect auto loans as we exit the market. Average loan balances for the three months ended June 30, 2009 increased $295.3 million, or 7.1 percent, to $4.4 billion from $4.1 billion for the three months ended June 30, 2008.

Nonperforming loans increased to $14.1 million at June 30, 2009 from $8.2 million at June 30, 2008. As a percentage of loans, nonperforming loans increased to 0.33 percent as of June 30, 2009 compared to 0.20 percent at June 30, 2008. Nonperforming loans are defined as nonaccrual loans and restructured loans. By comparison, the industry average for nonperforming loans as of March 31, 2009 was 2.44 percent. The company’s allowance for loan losses totaled $55.1 million, or 1.27 percent of loans as of June 30, 2009 compared to $48.1 million, or 1.17 percent of loans as of June 30, 2008.

For the three months ended June 30, 2009, average securities, including trading securities, totaled $4.2 billion. This is an increase of $996.7 million, or 31.6 percent, from the same period in 2008. Average federal funds sold and resell agreements for the second quarter decreased $205.4 million, or 81.7 percent, from the same period in 2008 to $46.0 million.

Average total deposits increased $1.3 billion, or 21.0 percent, to $7.6 billion for the three months ended June 30, 2009 compared to the same period in 2008. The increase in deposits came primarily from our public funds, mutual funds, treasury management accounts, and savings accounts. Average savings accounts increased $528.9 million for the three months ended June 30, 2009 as compared to 2008. Average money market accounts increased by $136.0 million, or 10.5 percent, in 2009 as compared to 2008. Average noninterest-bearing demand deposits increased $483.7 million, or 24.6 percent, compared to 2008. Total deposits as of June 30, 2009 were $7.7 billion, compared to $6.4 billion at June 30, 2008, a 20.7 percent increase.

“At a time when many financial services companies’ capital ratios are under stress, UMB continues to maintain a disciplined approach to growing both sides of our balance sheet,” said Mike Hagedorn, Chief Financial Officer. “We are growing loans and deposits, maintaining our dividend, repurchasing shares, making acquisitions, and increasing our provision all while growing shareholder equity.”

As of June 30, 2009, UMB had total shareholders’ equity of $992.0 million, which was an increase of 8.2 percent, over June 30, 2008. For the three months ended June 30, 2009, the company repurchased 121,283 shares at an average price of $40.03 per share for a total cost of $4.9 million. The company declared its regular quarterly cash dividend of $0.175 cents per share to be paid on October 1, 2009, to shareholders of record at the close of business on September 10, 2009.

Year-to-Date

Earnings for the six months ended June 30, 2009 were $41.6 million or $1.03 per share ($1.02 diluted). This is a decrease of $14.5 million, or 25.8 percent, compared to the prior year-to-date earnings of $56.1 million or $1.37 per share ($1.36 diluted).

Excluding the Visa-related transactions in the first quarter of 2008, net income for the six months ended June 30, 2009 decreased $6.2 million, or 13.0 percent, compared to the same period in 2008. Regulatory fees were $5.3 million after tax, which represents the majority of the remaining decrease. A table reconciling GAAP net income for the Visa-related items is included with this release.

Net interest income for the six months ended June 30, 2009 increased $19.0 million, or 14.6 percent, compared to the same period in 2008 due primarily to higher average earning assets. Net interest margin decreased to 3.41 percent for the six months ended June 30, 2008 as compared to 3.60 percent for the same period in 2008.

Noninterest income decreased $17.7 million, or 10.8 percent, to $146.2 million for the six months ended June 30, 2009 as compared to the same period in 2008. The decrease is primarily attributable to lower trust and securities processing income offset by an increase in trading and investment banking income. Trust and securities processing income decreased $10.8 million, or 16.8 percent, for year-to-date June 30, 2009 as compared to the same period in 2008. Trading and investment banking income was $2.0 million, or 16.6 percent, higher for the six months ended June 30, 2009. As a direct result of Visa, Inc.’s (Visa) Initial Public Offering (IPO) during the first quarter of 2008, earnings for the first six months of 2008 include a pre-tax gain of $8.9 million from the mandatory redemption of a portion of the company’s Class B shares in Visa. The company also reduced its liability accrual in the first quarter of 2008 by $4.0 million related to the company’s estimated share of Visa’s covered litigation. This reduction was a result of funding the covered litigation escrow by Visa, also part of its IPO process.

Noninterest expense increased $19.9 million, or 9.7 percent, for the six months ended June 30, 2009 compared to the same period in 2008. Salary expense increased by $7.4 million, or 6.8 percent, mostly due to higher employee base salaries, higher commissions and bonuses and higher cost of benefits. Regulatory fees increased $8.4 million, or 655.1 percent, primarily due to increased deposit insurance assessments from the FDIC and the $4.8 million accrued for a special assessment payable to the FDIC in the third quarter of 2009. Bankcard expense increased $1.4 million, or 25.7 percent, from the same period in 2008 due to increased processing costs. Processing fees decreased by $1.5 million, or 9.0 percent, due to decreased third-party custodian fees related to international transactions from mutual fund clients and sub-transfer agency fees paid for the shareholder servicing of the Scout Funds. A reduction of the covered litigation provision of $4.0 million related to the Visa-covered litigation escrow established due to the Visa IPO was recorded in the first quarter of 2008.

The company plans to host a conference call to discuss its second quarter financial results on July 22, 2009, at 8:30 a.m. (CDT). Interested parties may access the call by dialing U.S. (toll-free) 877-941-2332 or access the following Web link to the live call: http://w.on24.com/r.htm?e=153028&s=1&k=9ED6ADE4EDB80B786EF8592C10D8547B or visit umb.com.

A replay of the conference call may be heard until August 5, 2009, by calling (toll-free) 800-406-7325 or (U.S.) 303-590-3030. The replay pass code required for playback is conference ID 4098279. The call replay may also be accessed via the company's Web site, umb.com, by visiting the investor relations area.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements rely on a number of assumptions concerning future events and are subject to risks and uncertainties, which could cause actual results to differ materially from those contemplated by the forward-looking statements in this Current Report on Form 8-K, any exhibits to this Current Report and other public statements the company may make. While management of UMB believes their assumptions are reasonable, UMB cautions that changes in general economic conditions, changes in interest rates, changes in the securities markets, changes in operations, changes in competition, technology changes, legislative or regulatory changes, the ability of customers to repay loans, changes in loan demand, increases in employee costs, our ability to integrate acquisitions and other risks and uncertainties detailed in UMB’s filings with the Securities and Exchange Commission, may cause actual results to differ materially from those discussed in this release. UMB has no duty to update such statements, and undertakes no obligation to update or supplement forward-looking statements that become untrue because of new information, future events or otherwise.

Non-GAAP Financial Measures:

Certain financial measures contained in this press release exclude the decrease of the liability accrual related to Visa’s covered litigation provision as well as the pre-tax gain from the mandatory redemption of a portion of the company’s Class B shares in Visa. Financial measures, which exclude the above-referenced items, have not been determined in accordance with generally accepted accounting principles and are therefore non-GAAP financial measures. Management of UMB believes that investors’ understanding of the company’s performance is enhanced by disclosing these non-GAAP financial measures as a reasonable basis for comparison of the company’s ongoing results of operations. These non-GAAP measures should not be considered a substitute for GAAP-basis measures and results. Our non-GAAP measures may not be comparable to non-GAAP measures of other companies. The attached Non-GAAP Reconciliation Schedule provides a reconciliation of these non-GAAP financial measures to the most closely analogous measure determined in accordance with GAAP.

About UMB:

UMB Financial Corporation (NASDAQ: UMBF) is a financial services holding company headquartered in Kansas City, Missouri, offering complete banking, asset management, health spending solutions and related financial services to both individual and business customers nationwide. Its banking subsidiaries own and operate 136 banking centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include a mutual fund and alternative investments services group based in Milwaukee, Wisconsin, single-purpose companies that deal with brokerage services and insurance, and Scout Investment Advisors that manages the company’s proprietary mutual funds.

NON-GAAP RECONCILIATION
SCHEDULE	UMB Financial Corporation
(all dollars in thousands) (unaudited)

The following tables present the reconciliation of non-GAAP financial measures to reported GAAP financial measures.

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30,	June 30,	June 30,	June 30,
	2009	2008	2009	2008

Net interest income after provision	$67,874	$61,161	$137,081	$122,538
Noninterest income	77,323	78,988	146,233	163,977
Noninterest expense	118,880	106,365	225,523	205,594
Income tax provision	7,290	10,060	16,163	24,841

Net income after taxes	19,027	23,724	41,628	56,080

Adjustments
Noninterest income
Gain on mandatory redemption of Visa,
Inc. class B common stock	-	-	-	(8,875)
Noninterest expense
Covered litigation provision	-	-	-	(4,023)

Total adjustments pre-tax	-	-	-	(12,898)
Less: Income taxes	-	-	-	(4,643)

After tax adjustments to GAAP	-	-	-	(8,255)

Adjusted net income	$19,027	$23,724	$41,628	$47,825

The above table presents the variation in net income on an as reported (GAAP) basis and excluding certain gains related to the redemption of class B common shares of Visa, Inc. and the adjustment of the covered litigation provision. The press release includes commentary that compares both GAAP and non-GAAP financial measures.

CONSOLIDATED BALANCE SHEETS	UMB Financial Corporation

(unaudited, dollars in thousands)
	June 30,
Assets	2009	2008

Loans	$4,331,887 $	4,106,078
Allowance for loan losses	(55,109)	(48,101)

Net loans	4,276,778	4,057,977

Loans held for sale	38,060	17,611
Investment securities:
Available for sale	3,826,390	2,915,559

Held to maturity	48,757	39,015
Trading securities	38,023	62,972
Federal Reserve Bank Stock and other	21,962	19,263

Total investment securities	3,935,132	3,036,809

Federal funds and resell agreements	130,100	510,965
Interest-bearing due from banks	698,246	-
Cash and due from banks	359,469	658,218
Bank premises and equipment, net	220,280	225,942
Accrued income	61,076	58,679
Goodwill	123,827	94,512
Other intangibles	39,769	16,360
Other assets	72,589	129,449

Total assets	$9,955,126	$8,806,522

Liabilities
Deposits:
Noninterest-bearing demand	$2,512,369	$2,088,221
Interest-bearing demand and savings	3,557,310	2,831,851
Time deposits under $100,000	784,535	830,114
Time deposits of $100,000 or more	819,795	605,233

Total deposits	7,674,009	6,355,419

Federal funds and repurchase agreements	1,088,446	1,204,136
Short-term debt	35,596	215,378
Long-term debt	31,073	34,449
Accrued expenses and taxes	110,255	64,968
Other liabilities	23,363	15,159

Total liabilities	8,963,142	7,889,509

Shareholders' Equity
Common stock	55,057	55,057
Capital surplus	709,839	705,136
Retained earnings	529,448	473,998
Accumulated other comprehensive income	44,238	12,573
Treasury stock	(346,598)	(329,751)

Total shareholders' equity	991,984	917,013

Total liabilities and shareholders' equity	$9,955,126	$8,806,522

Consolidated Statements of Income			UMB Financial Corporation

(unaudited, dollars in thousands except share and per share data)
	Three Months Ended		Six Months Ended
	June 30,			June 30,
Interest Income	2009	2008	2009		2008

Loans	$ 53,535	$58,710	$106,335		$123,351
Securities:
Taxable interest	25,818	25,329	54,935		52,792
Tax-exempt interest	7,168	6,591	14,188		13,205

Total securities income	32,986	31,920	69,123		65,997
Federal funds and resell agreements	50	1,375	181		5,463
Interest-bearing due from banks	942	-	1,787		-
Trading securities	194	335	362		646

Total interest income	87,707	92,340	177,788		195,457

Interest Expense
Deposits	12,609	20,845	26,433		48,795
Federal funds and repurchase agreements	537	5,001	1,197		15,283
Short-term debt	-	65	-		157
Long-term debt	387	418	777		834

Total interest expense	13,533	26,329	28,407		65,069

Net interest income	74,174	66,011	149,381		130,388
Provision for loan losses	6,300	4,850	12,300		7,850

Net interest income after provision for loan losses	67,874	61,161	137,081		122,538

Noninterest Income
Trust and securities processing	28,635	33,132	53,534		64,363
Trading and investment banking	8,977	6,350	13,838		11,864
Service charges on deposits	21,135	20,935	41,929		41,557
Insurance fees and commissions	886	937	2,456		2,077
Brokerage fees	1,512	2,147	3,864		4,241
Bankcard fees	11,142	11,708	22,089		22,428
Gains on sale of securities available for sale, net	1,849	29	1,891		411
Gain on mandatory redemption of Visa, Inc. class B common	-	-	-		8,875
stock
Other	3,187	3,750	6,632		8,161

Total noninterest income	77,323	78,988	146,233		163,977

Noninterest Expense
Salaries and employee benefits	59,596	55,100	117,593		110,144
Occupancy, net	8,572	7,762	16,716		15,409
Equipment	11,998	13,188	24,994		26,471
Supplies and services	5,570	6,065	10,947		11,926
Marketing and business development	4,171	4,459	7,361		8,349
Processing fees	8,140	8,967	15,143		16,643
Legal and consulting	2,644	1,831	4,192		2,934
Bankcard	2,927	2,618	6,884		5,475
Amortization of other intangibles	1,495	733	2,471		1,454
Covered litigation provision	-	-	-		(4,023)
Regulatory fees	7,908	720	9,635		1,276
Other	5,859	4,922	9,587		9,536

Total noninterest expense	118,880	106,365	225,523		205,594

Income before income taxes	26,317	33,784	57,791		80,921
Income tax provision	7,290	10,060	16,163		24,841

Net income	$ 19,027	$23,724	$41,628		$56,080

Per Share Data

Net income - basic	$ 0.47	$0.58	$1.03	$1.37
Net income - diluted	0.47	0.58	1.02	1.36
Dividends	0.175	0.165	0.350	0.315
Weighted average shares outstanding	40,374,963	40,657,351	40,485,689	40,817,350

Consolidated Statements of
Shareholders' Equity					UMB Financial Corporation

(unaudited, dollars in thousands, except per share data)

				Accumulated
				Other
	Common	Capital	Retained	Comprehensive	Treasury
	Stock	Surplus	Earnings	Income	Stock	Total

Balance - January 1, 2008	$55,057	$702,914	$430,824	$12,246	$(310,467)	$890,574
Comprehensive income
Net income	-	-	56,080	-	-	56,080
Change in unrealized gains on
securities	-	-	-	327	-	327

Total comprehensive income						56,407
Cash dividends ($0.315 per share)	-	-	(12,906)	-	-	(12,906)
Purchase of treasury stock	-	-	-	-	(21,158)	(21,158)
Issuance of equity awards	-	(814)	-	-	954	140
Recognition of equity based
compensation	-	2,020	-	-	-	2,020
Net tax benefit related to equity
compensation plans	-	320	-	-	-	320
Sale of treasury stock	-	184	-	-	94	278
Exercise of stock options	-	512	-	-	826	1,338

Balance – June 30,2008	$55,057	$705,136	$473,998	$12,573	$(329,751)	$917,013

Balance - January 1, 2009	$55,057	$707,812	$502,073	$41,105	$(331,236)	$974,811
Comprehensive income
Net income	-	-	41,628	-	-	41,628
Change in unrealized gains on
securities	-	-	-	3,133	-	3,133

Total comprehensive income						44,761
Cash dividends ($0.35 per share)	-	-	(14,253)	-	-	(14,253)
Purchase of treasury stock	-	-	-	-	(17,298)	(17,298)
Issuance of equity awards	-	(1,263)	-	-	1,395	132
Recognition of equity based
compensation	-	2,571	-	-	-	2,571
Net tax benefit related to equity
compensation plans	-	169	-	-	-	169
Sale of treasury stock	-	221	-	-	106	327
Exercise of stock options	-	329	-	-	435	764

Balance – June 30, 2009	$55,057	$709,839	$529,448	$44,238	$(346,598)	$991,984

Average Balances / Yields and Rates			UMB Financial Corporation

(tax - equivalent basis)

(unaudited, dollars in thousands)		Three Months Ended June 30,
	2009		2008

	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate

Loans, net of unearned interest	$4,433,564	4.85%	$4,138,271	5.71%
Securities:
Taxable	3,224,646	3.21	2,349,393	4.34
Tax-exempt	894,669	4.99	762,667	5.29

Total securities	4,119,315	3.60	3,112,060	4.57
Federal funds and resell agreements	45,967	0.44	251,372	2.20
Interest-bearing due from banks	539,774	0.70	-	-
Trading securities	31,056	2.84	41,556	3.41

Total earning assets	9,169,676	4.01	7,543,269	5.11
Allowance for loan losses	(55,336)		(48,879)
Other assets	890,399		1,055,688

Total assets	$10,004,739		$8,550,078

Liabilities and Shareholders' Equity
Interest-bearing deposits	$5,149,419	0.98%	$4,311,905	1.94%
Federal funds and repurchase agreements	1,254,984	0.17	1,203,088	1.67
Borrowed funds	55,023	2.82	48,147	4.03

Total interest-bearing liabilities	6,459,426	0.84	5,563,140	1.90
Noninterest-bearing demand deposits	2,452,041		1,968,295
Other liabilities	97,302		98,652
Shareholders' equity	995,970		919,991

Total liabilities and shareholders' equity	$10,004,739		$8,550,078

Net interest spread		3.17%		3.21%
Net interest margin		3.42		3.71

		Six Months Ended June 30,
	2009		2008

	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate

Loans, net of unearned interest	$4,423,369	4.85%	$4,109,000	6.04%
Securities:
Taxable	3,454,857	3.21	2,371,806	4.48
Tax-exempt	874,301	5.08	764,538	5.25

Total securities	4,329,158	3.59	3,136,344	4.66
Federal funds and resell agreements	66,097	0.55	378,522	2.90
Interest-bearing due from banks	473,480	0.76	-	-
Trading securities	31,200	2.62	40,879	3.44

Total earning assets	9,323,304	4.02	7,664,745	5.31
Allowance for loan losses	(54,479)		(47,943)
Other assets	856,635		1,003,266

Total assets	$10,125,460		$8,620,068

Liabilities and Shareholders' Equity
Interest-bearing deposits	$5,173,137	1.03%	$4,328,435	2.27%
Federal funds and repurchase agreements	1,455,881	0.17	1,324,614	2.32
Borrowed funds	53,629	2.92	48,736	4.09

Total interest-bearing liabilities	6,682,647	0.86	5,701,785	2.29
Noninterest-bearing demand deposits	2,351,013		1,899,165
Other liabilities	97,388		98,309
Shareholders' equity	994,412		920,809

Total liabilities and shareholders' equity	$ 10,125,460		$8,620,068

Net interest spread		3.16%		3.02%
Net interest margin		3.41		3.60

SECOND QUARTER 2009
FINANCIAL HIGHLIGHTS	UMB Financial Corporation

(unaudited, dollars in thousands, except share and per share data)

Six Months Ended June 30	2009	2008

Net interest income	$149,381	$130,388
Provision for loan losses	12,300	7,850
Noninterest income	146,233	163,977
Noninterest expense	225,523	205,594
Income before income taxes	57,791	80,921
Net income	41,628	56,080
Net income per share - Basic	1.03	1.37
Net income per share - Diluted	1.02	1.36
Return on average assets	0.83%	1.31%
Return on average equity	8.44%	12.25%

Three Months Ended June 30

Net interest income	$74,174	$66,011
Provision for loan losses	6,300	4,850
Noninterest income	77,323	78,988
Noninterest expense	118,880	106,365
Income before income taxes	26,317	33,784
Net income	19,027	23,724
Net income per share - Basic	0.47	0.58
Net income per share - Diluted	0.47	0.58
Return on average assets	0.76%	1.12%
Return on average equity	7.66%	10.37%

At December 31

Assets	$9,955,126	$8,806,522
Loans, net of unearned interest	4,331,887	4,106,078
Securities	3,935,132	3,036,809
Deposits	7,674,009	6,355,419
Shareholders' equity	991,984	917,013
Book value per share	24.42	22.40
Market price per share	38.01	51.27
Equity to assets	9.96%	10.41%
Allowance for loan losses	$55,109	$48,101
As a % of loans	1.27%	1.17%
Nonaccrual and restructured loans	$14,123	$8,192
As a % of loans	0.33%	0.20%
Loans over 90 days past due	$6,833	$5,724
As a % of loans	0.16%	0.14%
Other real estate owned	$3,859	$1,381
Net loan charge-offs quarter-to-date	$5,196	$4,230
As a % of average loans	0.47%	0.41%
Net loan charge-offs year-to-date	$9,488	$5,735
As a % of average loans	0.44%	0.28%

Common shares outstanding	40,626,555	40,935,097

Average Balances
Six Months Ended June 30

Assets	$10,125,460	$8,620,068
Loans, net of unearned interest	4,423,369	4,109,000
Securities	4,329,185	3,136,344
Deposits	7,524,150	6,227,600
Shareholders' equity	994,412	920,809

Selected Financial Data
of Affiliate Banks			UMB Financial Corporation

(unaudited, dollars in thousands)		June 30, 2009
		Loans
		Net of
	Total	Unearned	Total	Shareholders'
Missouri	Assets	Interest	Deposits	Equity

UMB Bank, n.a.	$ 8,383,252	$3,542,039 $	6,530,786 $	628,388

Colorado

UMB Bank Colorado, n. a.	951,960	530,692	754,943	154,710

Kansas

UMB National Bank of America	606,207	219,467	423,641	62,606

Arizona

UMB Bank Arizona, n. a.	84,855	74,279	32,226	8,895

Banking - Related Subsidiaries

UMBCDC, Inc.
UMB Banc Leasing Corp.
UMB Financial Services, Inc.
UMB Scout Insurance Services, Inc.
UMB Capital Corporation
United Missouri Insurance Company
UMB South Dakota Trust Company
Scout Investment Advisors, Inc.
UMB Fund Services, Inc.
Kansas City Realty Company
Kansas City Financial Corp.
UMB Redevelopment Corporation
UMB Realty Company, LLC
Grand Distribution Services, LLC
UMB Distribution Services, LLC
J. D. Clark & Company, Inc.
UMB Bank & Trust, National Association